NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE August 11, 2008	Media Contact: Robert Dobkin 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Second-Quarter 2008 Earnings;

Conference Call Scheduled

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter 2008 consolidated earnings of $15.0 million, or 7 cents per share, compared to $57.2 million, or 30 cents per share, in the second quarter of 2007.  Excluding special items (as described below), earnings for the second quarter 2008 would have been $107.9 million, or 53 cents per share.  There were no special items in the second quarter of 2007.  The weighted average number of basic shares outstanding for the second quarter of 2008 was 201.1 million compared to 193.0 million for the second quarter of 2007.

The earnings increase for the second quarter of 2008, excluding special items, as compared to the 2007 quarter was driven by improved performance across the company’s operating businesses.  Higher Power Delivery earnings resulted from the impact of the distribution base rate orders issued in Maryland in June 2007 and in the District of Columbia in January 2008, the impact of higher transmission rates, and favorable income tax adjustments, partially offset by higher operation and maintenance expenses.  Conectiv Energy realized higher earnings primarily due to higher spark spreads, higher capacity prices, and a mark-to-market gain related to economic coal hedges.  Higher Pepco Energy Services earnings were due to a mark-to-market gain related to certain economic hedges of PJM congestion risk, higher generation output, and more favorable congestion costs.

“Our operating businesses performed well across the board in the second quarter reflecting continued progress in the execution of our strategy,” said Dennis R. Wraase, Chairman and Chief Executive Officer.  “Power Delivery is seeing the positive impacts of our distribution rate cases and infrastructure investments.  Conectiv Energy had another strong quarter as our generating assets capitalized on higher spark spreads and capacity prices.  At Pepco Energy Services, we saw 9% electric sales growth reflecting our continued expansion into new markets.  For the remainder of 2008, we will remain focused on executing our business plan and building on our strong year-to-date results.”  He added, “During the second quarter we took a non-cash charge related to changes in our assessment of our tax position associated with our cross-border energy lease investments.  While a charge was taken to comply with the accounting rules, we continue to believe that the tax treatment we applied to these investments was appropriate based on applicable statutes, regulations and case law and we intend to continue to defend vigorously this position.”

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For the six months ended June 30, 2008, consolidated earnings were $114.2 million, or 57 cents per share, compared to $108.8 million, or 56 cents per share, for the same period in the prior year.  Excluding special items (as described below), earnings for the six months ended June 30, 2008, would have been $207.1 million, or $1.03 per share.  There were no special items in the six months ended June 30, 2007.  The weighted average number of basic shares outstanding for the six months ended June 30, 2008 was 200.9 million compared to 192.6 million for the same period in the prior year.

The increase in earnings for the six months ended June 30, 2008, excluding special items, compared to earnings for the same period in the prior year was driven by higher Power Delivery earnings from the impact of the distribution base rate orders in Maryland and the District of Columbia, the impact of higher transmission rates, and favorable income tax adjustments, partially offset by higher operation and maintenance expenses and lower weather related kWh sales.  Conectiv Energy realized higher earnings primarily due to opportunities resulting from its generating units’ operating flexibility and dual-fuel capability and its firm natural gas transportation and storage positions, coupled with increasing fuel prices and volatility.  Higher capacity prices and mark-to-market gains related to economic fuel and power hedges also contributed to the increase in earnings.  Higher Pepco Energy Services earnings were due to more favorable congestion costs, a mark-to-market gain related to certain economic hedges of PJM congestion risk, and increased generation output.

Second-Quarter Highlights

Operations
•
Power Delivery electric sales were 12,123 gigawatt hours (GWhs) in the second quarter of 2008 compared to 12,145 GWhs for the same period last year.  Heating degree days (electric service territory) decreased by 21% for the three months ended June 30, 2008, compared to the same period in 2007.  Cooling degree days (electric service territory) decreased by 3% for the three months ended June 30, 2008, compared to the same period in 2007.  Weather-adjusted electric sales were 11,977 GWhs in the second quarter of 2008 compared to 11,816 GWhs for the same period last year.

•
Conectiv Energy's gross margin from Merchant Generation and Load Service was $85.0 million in the second quarter of 2008, compared to $51.4 million in the second quarter of 2007.  The increase resulted primarily from higher spark spreads, higher capacity prices, and a mark-to-market gain related to economic coal hedges.

•
Conectiv Energy's total generation output was 1,094 GWhs in the second quarter of 2008 compared to 1,172 GWhs in the second quarter of 2007.  The decrease was driven primarily by lower coal unit dispatch.

•
Pepco Energy Services' gross margin from retail energy supply was $36.1 million in the second quarter of 2008, compared to $20.9 million in the second quarter of 2007.  The increase resulted primarily from a mark-to-market gain related to certain economic hedges of PJM congestion risk, higher generation output, and more favorable congestion costs.

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•
Pepco Energy Services had retail electric sales of 4,825 GWhs in the second quarter of 2008, compared to 4,416 GWhs in the second quarter of 2007.  This 9% increase primarily reflects additional commercial and industrial customer loads.

Regulatory Matters

•
On July 18, 2008, the Maryland Public Service Commission (MPSC) issued an order in connection with Phase II of Pepco’s and Delmarva Power’s distribution base rate cases.  The order makes permanent the annual increase in Pepco’s distribution rates of $10.6 million and the annual increase in Delmarva Power’s distribution rates of $14.9 million that were authorized in the Phase I orders issued July 19, 2007.  The Phase II order also requires Pepco and Delmarva Power to conduct a management audit of PHI’s Service Company costs for services provided to Pepco and Delmarva Power.

Cross-Border Energy Leases

•
In the quarter ended June 30, 2008, PHI recorded a $92.9 million after-tax, non-cash charge to earnings after reassessing the sustainability of its tax position with regard to its cross-border energy lease investments.  There are two components to this charge:

•	An $86.0 million reduction in the equity value of the cross-border energy leases as the result of a change in assumptions regarding the timing of tax cash flows.

•	A $6.9 million non-cash accrual to income tax expense to cover the estimated after-tax interest payment on the potential taxes due as a result of the assumption changes.

The tax payment that would be required based on the assumption changes is approximately $107.4 million plus $10.0 million of after-tax interest.  PHI has not made such tax payment to date.  Whether PHI makes a payment of this amount, or any amount, will depend on a number of factors including the company’s litigation strategy.

Other

•
On June 20, 2008, Pepco, Panda-Brandywine, L.P. (Panda) and Sempra Energy Trading LLC (Sempra) entered into an agreement under which Pepco has agreed to assign its rights and obligations under a power purchase agreement with Panda (Panda PPA) to Sempra in exchange for a payment from Pepco to Sempra.  The payment to Sempra will be made from what remains of the payment Pepco received in August 2007 as damages in connection with the Mirant bankruptcy due to Mirant’s rejection of its assumption of Pepco’s obligations under the Panda PPA as part of Mirant’s purchase of Pepco’s generation assets in 2000.  The portion of the remaining balance of the funds received in connection with the Mirant bankruptcy that Pepco ultimately retains will depend on the customer sharing arrangements with respect to the funds approved by the MPSC and the District of Columbia Public Service Commission.

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Further details regarding changes in consolidated earnings between 2008 and 2007 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission, which is available at www.pepcoholdings.com/investors.

Special Items

Management believes the special items shown below are not representative of the company’s ongoing business operations.  GAAP earnings for the second quarter of 2008 and the six months ended June 30, 2008 include the following special items (after-tax):

•	Charge of $86.0 million, or 43 cents per share, to reflect the impact of a change in assumptions regarding the estimated timing of tax benefits associated with the cross-border energy leases and

•
Charge of $6.9 million, or 3 cents per share, to reflect the interest accrued on the income tax obligations from the change in assumptions regarding the estimated timing of tax benefits associated with the cross-border energy leases.

There were no special items for the 2007 periods.

Reconciliation of GAAP Earnings to Earnings Excluding Special Items

Net Earnings – Millions of dollars	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reported (GAAP) Net Earnings	$15.0	$57.2	$114.2	$108.8
Special Items:
• Adjustment to the equity value of the cross-border energy lease investments	86.0	-	86.0	-
• Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments	6.9	-	6.9	-

Net Earnings, Excluding Special Items	$107.9	$57.2	$207.1	$108.8

Earnings per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reported (GAAP) Earnings per Share	$0.07	$0.30	$0.57	$0.56
Special Items:
• Adjustment to the equity value of the cross-border energy lease investments	0.43	-	0.43	-
• Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments	0.03	-	0.03	-

Earnings per Share, Excluding Special Items	$0.53	$0.30	$1.03	$0.56

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CONFERENCE CALL FOR INVESTORS

Pepco Holdings Inc. will host a conference call to discuss second quarter results on Tuesday, Aug. 12 at 10 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-591-6945 before 9:55 a.m.  The pass code for the call is 13280511.  International callers may access the call by dialing 1-617-614-4911, using the same pass code, 13280511.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 98785947.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 98785947.  An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc., headquartered in Washington, D.C., delivers electricity and natural gas to about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey, through its subsidiaries Pepco, Delmarva Power and Atlantic City Electric.  PHI also provides competitive wholesale generation services through Conectiv Energy and retail energy products and services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law.  These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company's control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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SELECTED FINANCIAL INFORMATION
Pepco Holdings, Inc. Earnings Per Share Variance 2008 / 2007
			2nd Quarter
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2007 Net Income/(Loss) (GAAP) 1/			$ 0.24	$ 0.01	$ 0.06	$ 0.08	$ (0.09)	$ 0.30

Change from 2007 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 2/	(0.01)	-	-	-	-	(0.01)
	-	Rate Orders Impact (Pepco MD/DC and DPL MD)	0.06	-	-	-	-	0.06
	-	Other Distribution Revenue	0.02	-	-	-	-	0.02
•	Network Transmission		0.03	-	-	-	-	0.03
•	Standard Offer Service Margin (Pepco/Delmarva Power)		0.01	-	-	-	-	0.01
•	Depreciation/Amortization Rate Orders Impact (Pepco MD/DC and DPL MD)		0.02	-	-	-	-	0.02
•	Operation & Maintenance		(0.03)	-	-	-	-	(0.03)
•	Other, net		0.02	-	-	-	-	0.02
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	0.10	-	-	-	0.10
	-	Energy Marketing	-	-	-	-	-	-
•	Operating costs, net		-	(0.01)	-	-	-	(0.01)
Pepco Energy Services
•	Retail Energy Supply		-	-	0.02	-	-	0.02
•	Energy Services		-	-	-	-	-	-
Other Non-Regulated
•	Financial investment portfolio		-	-	-	(0.04)	-	(0.04)
Corporate & Other
•	Other, net		-	-	-	-	0.01	0.01
Income Tax Adjustments			0.03	-	-	-	0.01	0.04
Capital Costs			-	-	-	0.01	-	0.01
Dilution			(0.02)	-	-	-	-	(0.02)
2008 Net Income/(Loss) excluding Special Items 3/			0.37	0.10	0.08	0.05	(0.07)	0.53

2008 Special Items 3/
•	Cross-Border Energy Leases – Equity value adjustment		-	-	-	(0.43)	-	(0.43)
•	Cross-Border Energy Leases – Interest accrued		-	-	-	(0.03)	-	(0.03)

2008 Net Income/(Loss) (GAAP) 4/			$ 0.37	$ 0.10	$ 0.08	$ (0.41)	$ (0.07)	$ 0.07

1/	2007 weighted average number of basic shares outstanding was 192,972,133.
2/	The effect of weather in 2008 compared with the 20 year average weather is estimated to have increased earnings by $.01 per share.
3/	Management believes the special items are not representative of the company’s ongoing business operations.
4/	2008 weighted average number of basic shares outstanding was 201,107,011.

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Pepco Holdings, Inc. Earnings Per Share Variance 2008 / 2007
			Year-to-Date June
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2007 Net Income/(Loss) (GAAP) 1/			$ 0.41	$ 0.11	$ 0.07	$ 0.14	$ (0.17)	$ 0.56

Change from 2007 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 2/	(0.04)	-	-	-	-	(0.04)
	-	Rate Orders Impact (Pepco MD/DC and DPL MD)	0.10	-	-	-	-	0.10
	-	Other Distribution Revenue	0.03	-	-	-	-	0.03
•	Network Transmission		0.06	-	-	-	-	0.06
•	Standard Offer Service Margin (Pepco/Delmarva Power)		0.02	-	-	-	-	0.02
•	Depreciation/Amortization Rate Orders Impact (Pepco MD/DC and DPL MD)		0.04	-	-	-	-	0.04
•	Operation & Maintenance		(0.04)	-	-	-	-	(0.04)
•	Other, net		(0.01)	-	-	-	-	(0.01)
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	0.26	-	-	-	0.26
	-	Energy Marketing	-	-	-	-	-	-
•	Operating costs, net		-	(0.03)	-	-	-	(0.03)
Pepco Energy Services
•	Retail Energy Supply		-	-	0.07	-	-	0.07
•	Energy Services		-	-	(0.01)	-	-	(0.01)
Other Non-Regulated
•	Financial investment portfolio		-	-	-	(0.06)	-	(0.06)
•	Other, net		-	-	-	(0.01)	-	(0.01)
Corporate & Other
•	Other, net		-	-	-	-	0.02	0.02
Income Tax Adjustments			0.07	-	-	-	-	0.07
Capital Costs			-	0.01	-	0.02	0.01	0.04
Dilution			(0.03)	(0.01)	(0.01)	-	0.01	(0.04)
2008 Net Income/(Loss) excluding Special Items 3/			0.61	0.34	0.12	0.09	(0.13)	1.03

2008 Special Items 3/
•	Cross-Border Energy Leases – Equity value adjustment		-	-	-	(0.43)	-	(0.43)
•	Cross-Border Energy Leases – Interest accrued		-	-	-	(0.03)	-	(0.03)

2008 Net Income/(Loss) (GAAP) 4/			$ 0.61	$ 0.34	$ 0.12	$ (0.37)	$ (0.13)	$ 0.57

1/	2007 weighted average number of basic shares outstanding was 192,609,484.
2/	The effect of weather in 2008 compared with the 20 year average weather is estimated to have decreased earnings by $.01 per share.
3/	Management believes the special items are not representative of the company’s ongoing business operations.
4/	2008 weighted average number of basic shares outstanding was 200,883,297.

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SEGMENT INFORMATION

	Three Months Ended June 30, 2008 (Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)		PHI Cons.
Operating Revenue	$1,296.2		$789.7	(b)	$631.3	$(105.5)	(d) $	(93.5)	$2,518.2
Operating Expense (c)	1,143.8	(b)	748.6		605.3	.9		(94.9)	2,403.7
Operating Income	152.4		41.1		26.0	(106.4)		1.4	114.5
Interest Income	2.9		.8		.8	1.0		(.4)	5.1
Interest Expense	46.1		5.5		.6	4.8		23.1	80.1
Other Income	3.0		(.2)		.7	(.1)		.3	3.7
Preferred Stock Dividends	-		-		-	.7		(.7)	-
Income Taxes	37.8		15.6		10.6	(27.9)	(d)	(7.9)	28.2
Net Income (loss)	74.4		20.6		16.3	(83.1)	(d)	(13.2)	15.0
Total Assets	10,054.0		2,431.2		1,000.0	1,463.8		1,416.6	16,365.6
Construction Expenditures	$134.2		$43.9		$12.1	$-		$4.7	$194.9

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Included in Corp. & Other are intercompany amounts of $(93.5) million for Operating Revenue, $(92.1) million for Operating Expense, $(12.1) million for Interest Income, $(11.4) million for Interest Expense, and $(.7) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $86.6 million for the three months ended June 30, 2008.
(c)
Includes depreciation and amortization of $92.7 million, consisting of $77.9 million for Power Delivery, $9.2 million for Conectiv Energy, $3.1 million for Pepco Energy Services, $.4 million for Other Non-Regulated, and $2.1 million for Corp. & Other.

(d)
Included in operating revenue is a pre-tax charge of $124 million ($86.0 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in income taxes is a $6.9 million after-tax charge for the additional interest accrued on the related tax obligations.

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	Three Months Ended June 30, 2007 (Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)	PHI Cons.
Operating Revenue	$1,162.3		$478.2	(b)	$522.6	$19.1	$(97.9)	$2,084.3
Operating Expense (c)	1,049.2	(b)	468.1		505.9	1.1	(96.0)	1,928.3
Operating Income	113.1		10.1		16.7	18.0	(1.9)	156.0
Interest Income	1.2		1.7		.6	2.7	(2.7)	3.5
Interest Expense	45.0		8.0		.4	8.8	21.6	83.8
Other Income	5.0		-		.5	4.2	.6	10.3
Preferred Stock Dividends	-		-		-	.6	(.5)	.1
Income Taxes	27.9		2.0		6.7	.1	(8.0)	28.7
Net Income (loss)	46.4		1.8		10.7	15.4	(17.1)	57.2
Total Assets	9,282.1		1,806.0		602.7	1,635.5	1,204.1	14,530.4
Construction Expenditures	$137.1		$14.1		$5.3	$-	$1.5	$158.0

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Included in Corp. & Other are intercompany amounts of $(97.8) million for Operating Revenue, $(96.8) million for Operating Expense, $(23.3) million for Interest Income, $(22.7) million for Interest Expense, and $(.6) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $95.2 million for the three months ended June 30, 2007.
(c)
Includes depreciation and amortization of $92.7 million, consisting of $77.6 million for Power Delivery, $9.3 million for Conectiv Energy, $3.2 million for Pepco Energy Services, $.4 million for Other Non-Regulated, and $2.2 million for Corp. & Other.

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	Six Months Ended June 30, 2008 (Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)		PHI Cons.
Operating Revenue	$2,591.7		$1,612.4	(b)	$1,252.0	$(86.9)	(d) $	(210.1)	$5,159.1
Operating Expense (c)	2,334.5	(b)	1,484.6		1,212.6	2.1		(212.1)	4,821.7
Operating Income	257.2		127.8		39.4	(89.0)		2.0	337.4
Interest Income	8.8		1.5		1.2	2.0		(1.3)	12.2
Interest Expense	94.5		11.8		1.0	9.2		44.6	161.1
Other Income	7.3		(.1)		1.2	(2.5)		.7	6.6
Preferred Stock Dividends	.1		-		-	1.4		(1.4)	.1
Income Taxes	56.9		48.4		15.9	(26.6)	(d)	(13.8)	80.8
Net Income (loss)	121.8		69.0		24.9	(73.5)	(d)	(28.0)	114.2
Total Assets	10,054.0		2,431.2		1,000.0	1,463.8		1,416.6	16,365.6
Construction Expenditures	$281.7		$59.4		$16.8	$-		$7.9	$365.8

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Included in Corp. & Other are intercompany amounts of $(210.1) million for Operating Revenue, $(207.2) million for Operating Expense, $(28.2) million for Interest Income, $(26.8) million for Interest Expense, and $(1.4) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $184.4 million for the six months ended June 30, 2008.
(c)
Includes depreciation and amortization of $183.6 million, consisting of $154.5 million for Power Delivery, $18.4 million for Conectiv Energy, $5.9 million for Pepco Energy Services, $.9 million for Other Non-Regulated, and $3.9 million for Corp. & Other.

(d)
Included in operating revenue is a pre-tax charge of $124 million ($86.0 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in income taxes is a $6.9 million after-tax charge for the additional interest accrued on the related tax obligations.

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	Six Months Ended June 30, 2007 (Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)	PHI Cons.
Operating Revenue	$2,437.4		$974.3	(b)	$1,032.5	$38.4	$(219.5)	$4,263.1
Operating Expense (c)	2,230.1	(b)	925.0		1,014.7	2.1	(217.4)	3,954.5
Operating Income	207.3		49.3		17.8	36.3	(2.1)	308.6
Interest Income	3.0		2.9		1.5	5.4	(6.0)	6.8
Interest Expense	90.5		16.4		1.7	18.0	41.8	168.4
Other Income	9.8		.1		3.8	7.5	.9	22.1
Preferred Stock Dividends	.1		-		-	1.2	(1.1)	.2
Income Taxes	49.9		15.1		8.1	3.8	(16.8)	60.1
Net Income (loss)	79.6		20.8		13.3	26.2	(31.1)	108.8
Total Assets	9,282.1		1,806.0		602.7	1,635.5	1,204.1	14,530.4
Construction Expenditures	$255.4		$20.0		$7.0	$-	$2.6	$285.0

Notes:
(a)
Includes unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings' goodwill balance.  Included in Corp. & Other are intercompany amounts of $(219.5) million for Operating Revenue, $(217.2) million for Operating Expense, $(44.2) million for Interest Income, $(43.0) million for Interest Expense, and $(1.2) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $206.1 million for the six months ended June 30, 2007.
(c)
Includes depreciation and amortization of $185.8 million, consisting of $155.7 million for Power Delivery, $18.6 million for Conectiv Energy, $6.1 million for Pepco Energy Services, $.9 million for Other Non-Regulated and $4.5 million for Corp. & Other.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In millions, except per share data)
Operating Revenue
Power Delivery	$1,296.2	$1,162.3	$2,591.7	$2,437.4
Competitive Energy	1,328.9	904.1	2,657.1	1,791.2
Other	(106.9)	17.9	(89.7)	34.5
Total Operating Revenue	2,518.2	2,084.3	5,159.1	4,263.1

Operating Expenses
Fuel and purchased energy	1,832.6	1,412.4	3,650.1	2,889.4
Other services cost of sales	179.6	134.6	359.9	272.7
Other operation and maintenance	230.1	210.8	449.6	417.9
Depreciation and amortization	92.7	92.7	183.6	185.8
Other taxes	85.4	86.2	173.6	171.5
Deferred electric service costs	(16.7)	(10.0)	8.0	18.1
Impairment loss	-	1.6	-	1.6
Gain on sale of assets	-	-	(3.1)	(2.5)
Total Operating Expenses	2,403.7	1,928.3	4,821.7	3,954.5

Operating Income	114.5	156.0	337.4	308.6

Other Income (Expenses)
Interest and dividend income	5.1	3.5	12.2	6.8
Interest expense	(80.1)	(83.8)	(161.1)	(168.4)
Income (Loss) from equity investments	.1	3.7	(2.0)	7.1
Other income	4.2	6.8	9.8	15.4
Other expenses	(.6)	(.2)	(1.2)	(.4)
Total Other Expenses	(71.3)	(70.0)	(142.3)	(139.5)

Preferred Stock Dividend Requirements of Subsidiaries	-	.1	.1	.2

Income Before Income Tax Expense	43.2	85.9	195.0	168.9

Income Tax Expense	28.2	28.7	80.8	60.1

Net Income	15.0	57.2	114.2	108.8

Retained Earnings at Beginning of Period	1,237.6	1,062.6	1,192.7	1,068.7

Cumulative Effect Adjustment Related to the Implementation of FIN 48	-	-	-	(7.4)

LTIP Dividend	(.1)	-	(.2)	(.2)

Dividends Paid on Common Stock	(54.3)	(50.2)	(108.5)	(100.3)

Retained Earnings at End of Period	$1,198.2	$1,069.6	$1,198.2	$1,069.6

Earnings per share of common stock	$.07	$.30	$.57	$.56

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
ASSETS	June 30, 2008	December 31, 2007
(Millions of dollars)
CURRENT ASSETS
Cash and cash equivalents	$291.4	$55.1
Restricted cash	62.7	14.5
Accounts receivable, less allowance for uncollectible accounts of $33.1 million and $30.6 million, respectively	1,518.2	1,278.3
Fuel, materials and supplies-at average cost	345.4	287.9
Unrealized gains - derivative contracts	367.6	43.0
Prepayments of income taxes	266.2	249.8
Prepaid expenses and other	142.2	68.5
Total Current Assets	2,993.7	1,997.1

INVESTMENTS AND OTHER ASSETS
Goodwill	1,409.0	1,409.6
Regulatory assets	1,594.0	1,515.7
Investment in finance leases held in trust	1,307.3	1,384.4
Income taxes receivable	199.9	196.1
Restricted cash and cash equivalents	416.9	424.1
Other	390.2	307.3
Total Investments and Other Assets	5,317.3	5,237.2

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	12,556.9	12,306.5
Accumulated depreciation	(4,502.3)	(4,429.8)
Net Property, Plant and Equipment	8,054.6	7,876.7

TOTAL ASSETS	$16,365.6	$15,111.0

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY	June 30, 2008	December 31, 2007
(Millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$308.7	$288.8
Current maturities of long-term debt and project funding	250.8	332.2
Accounts payable and accrued liabilities	1,047.1	796.7
Capital lease obligations due within one year	6.2	6.0
Taxes accrued	167.0	133.5
Interest accrued	68.7	70.1
Liabilities and accrued interest related to uncertain tax positions	80.0	131.7
Other	475.6	277.8
Total Current Liabilities	2,404.1	2,036.8

DEFERRED CREDITS
Regulatory liabilities	1,272.1	1,248.9
Deferred income taxes, net	2,325.6	2,105.1
Investment tax credits	36.7	38.9
Pension benefit obligation	150.9	65.5
Other postretirement benefit obligations	428.9	385.5
Income taxes payable	170.4	164.9
Liabilities and accrued interest related to uncertain tax positions	157.3	65.1
Other	237.4	241.1
Total Deferred Credits	4,779.3	4,315.0

LONG-TERM LIABILITIES
Long-term debt	4,260.0	4,174.8
Transition Bonds issued by ACE Funding	418.3	433.5
Long-term project funding	19.8	20.9
Capital lease obligations	102.3	105.4
Total Long-Term Liabilities	4,800.4	4,734.6

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	6.2	6.2

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 400,000,000 shares, 201,759,071 shares and 200,512,890 shares outstanding, respectively	2.0	2.0
Premium on stock and other capital contributions	2,892.8	2,869.2
Accumulated other comprehensive earnings (loss)	282.6	(45.5)
Retained earnings	1,198.2	1,192.7
Total Shareholders’ Equity	4,375.6	4,018.4

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,365.6	$15,111.0

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2008	2007	2008	2007
Regulated T&D Electric Sales
Residential	3,675	3,684	8,159	8,526
Commercial	7,353	7,302	14,038	14,033
Industrial	1,039	1,103	1,919	2,018
Other	56	56	126	125
Total Regulated T&D Electric Sales	12,123	12,145	24,242	24,702

Default Electricity Supply Sales
Residential	3,552	3,580	7,896	8,303
Commercial	2,414	2,421	4,597	4,819
Industrial	191	238	348	457
Other	24	36	50	79
Total Default Electricity Supply Sales	6,181	6,275	12,891	13,658

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Electric Revenue (Millions of dollars)	2008	2007	2008	2007
Regulated T&D Electric Revenue
Residential	$131.7	$123.8	$265.2	$260.1
Commercial	193.4	181.3	354.2	337.6
Industrial	7.5	6.3	13.5	12.4
Other	86.8	56.1	166.5	108.4
Total Regulated T&D Electric Revenue	$419.4	$367.5	$799.4	$718.5

Default Supply Revenue
Residential	$389.0	$369.8	$839.8	$826.0
Commercial	278.1	258.7	506.6	500.6
Industrial	24.1	24.1	42.9	44.7
Other	87.6	61.1	173.4	137.2
Total Default Supply Revenue	$778.8	$713.7	$1,562.7	$1,508.5

Other Electric Revenue	$15.0	$16.0	$30.9	$32.5

Total Electric Operating Revenue	$1,213.2	$1,097.2	$2,393.0	$2,259.5

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Gas Sales and Revenue	2008	2007	2008	2007
Regulated Gas Sales (Bcf)
Residential	1.0	1.0	4.8	5.1
Commercial	0.7	0.8	2.9	3.2
Industrial	0.1	0.2	0.3	0.5
Transportation and Other	1.6	1.5	3.9	3.6
Total Regulated Gas Sales	3.4	3.5	11.9	12.4

Regulated Gas Revenue (Millions of dollars)
Residential	$20.3	$23.1	$77.0	$85.1
Commercial	12.1	13.6	43.2	48.9
Industrial	1.6	2.3	3.4	5.2
Transportation and Other	1.9	1.5	4.0	3.0
Total Regulated Gas Revenue	$35.9	$40.5	$127.6	$142.2
Other Gas Revenue	$47.1	$24.6	$71.1	$35.7

Total Gas Operating Revenue	$83.0	$65.1	$198.7	$177.9

Total Power Delivery Operating Revenue	$1,296.2	$1,162.3	$2,591.7	$2,437.4

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WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Heating Degree Days	374	473	2,486	2,802
20 Year Average	443	431	2,731	2,685
Percentage Difference from Average	-15.6%	9.7%	-9.0%	4.4%
Percentage Difference from Prior Year	-20.9%		-11.3%

Cooling Degree Days	417	431	417	434
20 Year Average	345	360	348	363
Percentage Difference from Average	20.9%	19.7%	19.8%	19.6%
Percentage Difference from Prior Year	-3.2%		-3.9%

CONECTIV ENERGY
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

Gigawatt Hour Supply (GWh)
Base-Load (1)	368	566	578	606	498
Mid-Merit (Combined Cycle) (2)	588	375	807	1,525	625
Mid-Merit (Oil Fired) (3)	68	(3)	15	78	25
Peaking	41	3	50	80	12
Tolled Generation	29	7	49	93	12
Generation Output	1,094	948	1,499	2,382	1,172

Load Service Volumes (4)	2,335	2,933	1,588	1,869	1,594

Around-the-clock Market Prices ($/MWh) PJM - East (5)	$87.85	$74.76	$66.74	$68.14	$59.57

On Peak Market Prices ($/MWh) PJM - East (5)	$109.29	$84.25	$80.39	$88.08	$73.63

Gas Price - M3 (Market Area) ($/MMBtu) (5)	$12.13	$10.13	$7.71	$6.69	$8.22

Average Power Sales Price ($/MWh) (6)
Generation	$139.01	$93.52	$73.05	$88.89	$78.98
Other	$87.32	$88.20	$75.37	$68.47	$70.96

Merchant Generation and Load Service Gross Margin Key Drivers (Percentage of Total) (7)
West to East Hub Congestion	19%	9%	23%	16%	2%
Fuel Hedges and Load Service & Other Power Hedges	-2%	15%	-9%	-5%	2%
Ancillary Services and Hourly Flexibility Premium	9%	11%	10%	14%	30%
Fuel Switching	4%	12%	5%	-1%	4%
PJM Capacity Payments	22%	14%	22%	17%	17%
Energy Spark Spreads	48%	39%	49%	59%	45%

Notes:
(1)	Edge Moor Units 3 and 4 and Deepwater Unit 6.
(2)	Hay Road and Bethlehem, all units.
(3)	Edge Moor Unit 5 and Deepwater Unit 1. Generation output for these units was negative for the three months ended March 31, 2008 because of station service consumption.
(4)	Includes both PJM and ISO New England default electricity supply sales.
(5)	Daily average.
(6)	Calculated from data reported in Conectiv Energy's Electric Quarterly Report filed with the FERC; does not include capacity or ancillary services revenue.
(7)	Merchant Generation and Load Service Gross Margin Key Drivers percentages are estimates.

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CONECTIV ENERGY - (continued)
Operating Summary (Millions of dollars)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008		2007	2008		2007
Gigawatt Hour Supply (GWh)
Generation Output	1,094	(3)	1,172	2,043	(3)	2,190
Load Service Volumes	2,335	(4)	1,594	5,268	(4)	3,620

Operating Revenue:
Merchant Generation and Load Service (1)	$487.7		$228.4	$993.9		$475.7
Energy Marketing (2)	302.0		249.8	618.5		498.6
Total	789.7		478.2	1,612.4		974.3

Cost of Goods Sold:
Merchant Generation and Load Service (1)	402.7		177.0	793.9		360.3
Energy Marketing (2)	293.7		242.3	594.9		476.0
Total	696.4		419.3	1,388.8		836.3

Gross Margin:
Merchant Generation and Load Service (1)	85.0	(5)	51.4	200.0	(6)	115.4
Energy Marketing (2)	8.3		7.5	23.6		22.6
Total	93.3		58.9	223.6		138.0

Operating and Maintenance Expenses	42.1	(7)	38.5	75.5	(7)	68.1
Depreciation	9.2		9.3	18.4		18.6
Taxes Other Than Income Taxes	.8		.9	1.8		1.3
Other Operating Expenses	.1		.1	.1		.7
Total	52.2		48.8	95.8		88.7

Operating Income	$41.1		$10.1	$127.8		$49.3

Notes:

(1)
Merchant Generation and Load Service consists primarily of electric power, capacity, and ancillary services sales from Conectiv Energy's generating plants; tolling arrangements entered into to sell energy and other products from Conectiv Energy's generating plants and entered into to purchase energy and other products from other companies' generating plants; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas) and emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy's generating plants.

(2)
Energy Marketing consists primarily of power origination, which primarily represents the fixed margin component of structured power transactions such as default electricity supply service, wholesale natural gas marketing, fuel oil marketing, and the activities of the short-term power desk which generates margin by identifying and capturing price differences between power pools, and locational and timing differences within a power pool.

(3)	Lower generating plant output during the second quarter and year-to-date 2008 compared to 2007 was primarily due to lower coal unit dispatch.

(4)	Higher load service volumes during the second quarter and year-to-date 2008 compared to 2007 resulted primarily from new default supply contracts in ISO New England.

(5)
Higher Merchant Generation and Load Service gross margins during the second quarter of 2008 compared to 2007 were driven primarily by (i) higher spark spreads; (ii) higher capacity prices and; (iii) a mark-to-market gain related to economic coal hedges.

(6)
Higher Merchant Generation and Load Service gross margins year-to-date 2008 compared to the 2007 period were driven by (i) spot and short-term sales of firm natural gas utilizing firm natural gas transportation and storage rights; (ii) sales of natural gas made possible by the dual-fuel capability of the combined cycle mid-merit units; (iii) gains on natural gas positions used to provide economic protection for certain power positions; (iv) opportunities created by the mid-merit combined cycle units’ operating flexibility (option value); (v) higher capacity prices; and (vi) mark-to-market gains related to economic fuel and power hedges.

(7)	Higher operating and maintenance expenses during the second quarter and year-to-date 2008 compared to 2007 were primarily due to increased planned outages.

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PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended June 30,			Six Months Ended June 30,
	2008		2007	2008		2007

Retail Electric Sales (GWh)	4,825		4,416	9,591		8,612

Operating Revenue	$631.3		$522.6	$1,252.0		$1,032.5
Cost of Goods Sold	580.5		483.6	1,165.5		971.2
Gross Margin	50.8		39.0	86.5		61.3

Gross Margin Detail:
Retail Energy Supply (4)	36.1	(1)	20.9	58.9	(2)	28.0
Energy Services	14.7	(3)	18.1	27.6	(3)	33.3
Total	50.8		39.0	86.5		61.3

Operation and Maintenance Expenses	21.7		17.5	41.2		35.8
Depreciation	3.1		3.2	5.9		6.1
Impairment Loss (5)	-		1.6	-		1.6
Operating Expenses	24.8		22.3	47.1		43.5

Operating Income	$26.0		$16.7	$39.4		$17.8

Notes:

(1)
Retail Energy Supply gross margin increased quarter-over-quarter due to a mark-to-market gain related to certain economic hedges of PJM congestion risk, increased generation output, and more favorable congestion costs.

(2)
Retail Energy Supply gross margin increased year-over-year due to more favorable congestion costs, a mark-to-market gain related to certain economic hedges of PJM congestion risk, and increased generation output.

(3)	Energy Services gross margin decreased quarter-over-quarter and year-over-year due to lower energy-savings performance activities.

(4)	Includes power generation.

(5)	Impairment loss on certain Energy Services assets.

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